Exhibit 10.2

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of May 29, 2015, is made by and between Pozen Inc., a Delaware corporation (the “Company”), and John R. Plachetka (the “Stockholder”).

WHEREAS, the Company and the Stockholder have entered into a Separation Agreement dated as of even date herewith (as such agreement may be subsequently amended or modified, the “Separation Agreement”);

WHEREAS, in connection with the Potential Transaction (as defined in Section 1 below) that is being considered, the Stockholder will receive substantial benefit from the Potential Transaction if consummated;

WHEREAS, the Stockholder beneficially owns and has sole voting power with respect to the number of shares of common stock, $0.001 par value per share (the Common Stock”), of the Company, and holds other rights to acquire beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the number of shares of Common Stock, indicated opposite the Stockholder’s name on Schedule 1 attached hereto (together with any New Shares (defined in Section 3 below), the “Shares”); and

WHEREAS, as an inducement and a condition to the willingness of the Company to enter into the Separation Agreement, and in consideration of the substantial expenses incurred and to be incurred by the Company in connection therewith, the Stockholder has agreed to enter into and perform this Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, the Company entering into the Separation Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by the Company in connection therewith, the Company and the Stockholder hereby agree as follows:

1.             Agreement to Vote Shares.  The Stockholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of the Company or any adjournment or postponement thereof, or in connection with any written consent of the stockholders of the Company, with respect to a possible merger, sale or other transfer, directly or indirectly and whether in one or a series of transactions, of all or a significant portion of the assets or securities of the Company or any extraordinary corporate transaction, regardless of the form or structure of such transaction, in each case if and to the extent adopted or approved by the Company’s Board of Directors and recommended to the Company’s stockholders for adoption or approval (the “Potential Transaction”), the Stockholder shall:

(a)            appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)            from and after the date hereof until the Expiration Date, vote (or cause to be voted) or deliver a written consent (or cause a written consent to be delivered) covering all of the Shares that such Stockholder shall be entitled to so vote:  (i) in favor of adoption and approval of the Potential Transaction and all other transactions contemplated by the definitive agreements documenting the Potential Transaction (the “Definitive Documentation”) as to which stockholders of the Company are called upon to vote or consent in favor of any matter necessary for consummation of the Potential Transaction and the other transactions contemplated by the Definitive Documentation or as otherwise; (ii) against any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Affiliates (as defined in Rule 12b-2 under the Exchange Act) under the Definitive Documentation or that would reasonably be expected to result in any of the conditions to the Company’s or any of its Affiliates’ obligations under the Definitive Documentation not being fulfilled; and (iii) against any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Potential Transaction and all other transactions contemplated by the Definitive Documentation (an “Alternative Proposal”).  The Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing.

2.             Expiration Date; Termination.  As used in this Agreement, the term “Expiration Date” shall mean the earliest to occur of (a) May 29, 2018 or such shorter time required by law, (b) the completion of the Potential Transaction, or (c) upon mutual written agreement of the parties to terminate this Agreement.  Upon termination or expiration of this Agreement (including upon the Expiration Date), no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liabilities or damages arising out of the willful and material breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

3.              Additional Purchases.  The Stockholder agrees that any shares of capital stock of the Company that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof, and the representation and warranties in Section 5 below shall be true and correct as of the date that beneficial ownership of such New Shares is acquired.  The Stockholder agrees to promptly notify the Company in writing of the nature and amount of any New Shares.

4.             Agreement to Retain Shares.  From and after the date hereof until the Expiration Date, the Stockholder agrees not to, directly or indirectly:  (i) sell, assign, transfer, tender or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined in Section 5(c) below)) (collectively, “Transfer”) any Shares, if such Transfer of Shares would result in the transferee thereof owning, directly or indirectly, five percent (5%) or more of the Company’s issued and outstanding shares of Common Stock as of the date that such Transfer is consummated; provided, however, that the restrictions set forth in this Section 4(i) shall be inapplicable: (x) to Transfers of Shares consummated through any national securities brokers so long as the Stockholder is not aware of who the transferee of such Shares is; and (y) if the transferee of such Shares is the private equity firm, or its affiliates, separately agreed by the parties, or (ii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder’s obligations under this Agreement.  Notwithstanding the foregoing, the Stockholder may make Transfers with the written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

5.              Representations and Warranties of the Stockholder.  The Stockholder hereby represents and warrants to the Company as follows:

(a)            the Stockholder has the full power and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder;

(b)           this Agreement has been duly executed and delivered by or on behalf of the Stockholder and (assuming this Agreement constitutes a valid and binding agreement of the Company) constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;

(c)            the Stockholder beneficially owns the number of Shares indicated opposite such Stockholder’s name on Schedule 1, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole or otherwise unrestricted, voting power with respect to such Shares, and none of the Shares are subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares, except as contemplated by this Agreement;

(d)            the execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his obligations hereunder and the compliance by the Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which the Stockholder is a party or by which the Stockholder is bound, or any law, statute, rule or regulation to which the Stockholder is subject

(e)            the execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by the Stockholder, except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of his obligations under this Agreement in any material respect; and

(f)        except for the Consent of Spouse attached hereto as Exhibit A, no consent of the Stockholder’s spouse is necessary under any “community property” or other laws in order for the Stockholder to enter into and perform its obligations under this Agreement.

6.              Irrevocable Proxy.  By execution and delivery of this Agreement, the Stockholder does hereby appoint the Company, acting through a duly designated officer, with full power of substitution and resubstitution, as the Stockholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of the Stockholder’s rights with respect to the Shares, to vote each of the Shares solely with respect to the matters set forth in Section 1 hereof.  The Stockholder intends this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Date, at which time this irrevocable proxy shall automatically terminate.  The Stockholder hereby revokes any proxies previously granted by the Stockholder with respect to the Shares, and represents to the Company that none of such previously-granted proxies are irrevocable.

7.              No Solicitation.  From and after the date hereof until the Expiration Date, Stockholder shall not, nor shall he permit any of his Affiliates to, (a) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or other assistance), or take other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be likely to lead to, any Alternative Proposal, (b) participate in any discussions or negotiations regarding, or that may reasonably be likely to lead to, any Alternative Proposal, (c) enter into any agreement with respect to an Alternative Proposal, (d) solicit proxies, become a “participant” in a “solicitation” or take any action to facilitate a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to any Alternative Proposal, (e) initiate a stockholders’ vote or action by consent of the Company’s stockholders with respect to any Alternative Proposal, or (f) except by reason of this Agreement become a member of a “group” (as such term is used in Rule 13d-5(b)(1) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of any Alternative Proposal.

8.              Waiver of Appraisal Rights.  The Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the Delaware General Corporation Law in connection with the Potential Transaction.

9.              Specific Enforcement.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damages.  It is accordingly agreed that the parties hereto shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity.  Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

10.       Further Assurances.  The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

11.           Notice.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company at its address set forth on the signature page hereto and to the Stockholder at his address set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

12.           Severability.  If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

13.           Binding Effect and Assignment.  All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.  This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto.

14.           No Waivers.  No waiver of any provisions hereof by any of the parties hereto shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

15.          Governing Law; Jurisdiction and Venue.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina without regard to its rules of conflict of laws.  The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of North Carolina and of the United States of America located in such state (the “North Carolina Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the North Carolina Courts and agree not to plead or claim in any North Carolina Court that such litigation brought therein has been brought in any inconvenient forum.

16.           Waiver of Jury Trial.  The parties hereto hereby waive any right to trial by jury with respect to any action or proceeding related to or arising out of this Agreement, any document executed in connection herewith and the matters contemplated hereby and thereby.

17.           Entire Agreement; Amendment.  This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof.  This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

18.           Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

19.           Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which will be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart signature page is as effective as executing and delivering this Agreement in the presence of the other party to this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTED as of the date first above written.

STOCKHOLDER:

/s/ John R. Plachetka
John R. Plachetka

COMPANY:

POZEN INC.

By:	/s/ Kenneth B. Lee, Jr.
Name:	Kenneth B. Lee, Jr.
Title:	Lead Independent Director

Address:

Pozen Inc.
1414 Raleigh Rd, Suite 400
Chapel Hill, NC 27517

[Signature Page to Voting Agreement]

SCHEDULE 1

Shares

All shares and rights to shares directly or indirectly owned by either Stockholder or Stockholder’s spouse including but not limited to any listed below or attached hereto.

CONSENT OF SPOUSE

I, Clare A. Plachetka, spouse of John R. Plachetka, acknowledge that I have read the Voting Agreement, dated as of even date herewith, by and between Pozen Inc. (the “Company”), to which this Consent is attached as Exhibit A (as such agreement may be subsequently amended or modified, the “Agreement’), and that I understand the contents of the Agreement. I am aware that my spouse is a party to the Agreement and the Agreement contains provisions regarding the voting and transfer of Shares (as defined in the Agreement) of the Company which my spouse owns, including any interest I might have therein.

I hereby agree that I and any interest, including any community property interest, that I may have in any Shares subject to the Agreement shall be irrevocably bound by the Agreement, including any restrictions on the transfer or other disposition of any Shares or voting or other obligations as set forth in the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights and obligations under the Agreement.  This Consent shall be binding on my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of the Agreement and this Consent.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right. I am under no disability or impairment that affects my decision to sign this Consent and I knowingly and voluntarily intend to be legally bound by this Consent.

Dated as of May 29, 2015.

/s/ Clare A. Plachetka
Signature

Clare A. Plachetka
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